Exhibit 4.6

Final Form

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, AND EXCEPT AS TRANSFERRED OR RESOLD IN COMPLIANCE WITH THE SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN AND IN THE INVESTORS SHAREHOLDERS AGREEMENT (AS DEFINED BELOW). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SMART GLOBAL HOLDINGS, INC.

WARRANT TO PURCHASE ORDINARY SHARES

Warrant No.: [A- ]	Issued on [•], 20[•] Void after [•], 20[•]

This certifies that in consideration of value received by the Company (as defined below), receipt of which is hereby acknowledged, [•]1, a [•] [•], or its Permitted Warrant Transferees (as defined below), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at a price per Warrant Share (as defined below) equal to the Exercise Price (as defined below) up to an aggregate of [•] ([•]) Warrant Shares (subject to adjustment as provided herein), upon surrender of this Warrant at the principal offices of the Company, together with a Subscription Form, a Joinder (in each case as defined below) and simultaneous payment of an amount equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares so purchased in lawful money of the United States, or by an election to net exercise as set forth in Section 2.5. The Exercise Price and the number and character of Warrant Shares purchasable under this Warrant are subject to adjustment as provided herein.

[1]	Each holder to receive individual warrant.

ARTICLE 1. DEFINITIONS. As used in this Warrant, the following terms shall have the meanings set forth below. Capitalized terms used in this Warrant and not otherwise defined herein shall have their respective meanings set forth in the Investors Shareholders Agreement.

“Amended Credit Agreement” means certain Amended Credit Agreement, dated as of November 5, 2016, by and among SMART Worldwide Holdings, Inc. (as successor in interest to SMART Modular Technologies (Global Holdings), Inc. (f/k/a SMART Modular Technologies (Global Memory Holdings), Inc.), SMART Modular Technologies (Global), Inc., the lenders party thereto and Barclays Bank PLC, as administrative agent, as it may be further amended from time to time.

“Cayman Court” has the meaning set forth in Section 8.4(a).

“Change of Control Transaction” means a transaction or transactions involving (i) the Transfer, in a single transaction or a series of related transactions, of not less than fifty percent (50%) of the outstanding Transferable Shares (which Transferable Shares to be Transferred may include Transferable Shares held by the Management Investors, the Warrant Investors and/or other holders of Transferable Shares required to be Transferred pursuant to Section 3.7 (Drag-Along Rights) of the Investors Shareholders Agreement or analogous obligations) to one (1) or more Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) or (ii) (A) the sale of all or substantially all of the Company’s assets to a Person or Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) or (B) the merger, amalgamation or consolidation of the Company with another Person or Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies), where, immediately after such merger, amalgamation or consolidation, the Persons beneficially owning Ordinary Shares immediately prior to such merger, amalgamation or consolidation do not beneficially own at least fifty (50%) of the outstanding capital stock of the Person surviving such merger, amalgamation or consolidation.

“Chosen Court” has the meaning set forth in Section 8.4(a).

“Code” has the meaning set forth in Section 7.3(a).

“Company” means SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company. “Company” shall include, in addition to the Company identified in the preceding sentence, any other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Delaware Court” has the meaning set forth in Section 8.4(a).

“Exercise Price” means $0.01 per Warrant Share. The Exercise Price is subject to adjustment as provided herein.

“Fair Market Value” of Ordinary Shares or any other security or property means, at any time of determination, the fair market value thereof as determined by the Board in good faith, except that (i) if the exercise of this Warrant is in connection with and contingent upon the consummation of a Change of Control Transaction, the fair market value of one Warrant Share

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shall be the fair market value as of the date of the definitive agreement relating to such Change of Control Transaction of consideration to be received in respect of one Ordinary Share in such Change of Control Transaction, as determined by the Board in good faith, (ii) if the exercise of this Warrant is in connection with and contingent upon the consummation of an Initial Public Offering, the fair market value of one Warrant Share shall be the initial offering price to the public in such Initial Public Offering, as set forth on the cover of the final prospectus with respect to such Initial Public Offering, of such number of shares of the Registering Entity as one Ordinary Share would be convertible or exchangeable into at the time of such Initial Public Offering and (iii) if the exercise of this Warrant is in connection with and contingent upon the consummation of a Liquidation, the fair market value of one Warrant Share shall be the fair market value of consideration to be received in respect of one Ordinary Share in such Liquidation, as determined by the Board or the liquidator, as the case may be, in good faith.

“First Tranche Warrant Shares” means, [        ]2 Warrant Shares.

“Holder” means the duly registered holder of this Warrant under the terms and conditions hereof, including any Permitted Warrant Transferee thereof.

“Investors Shareholders Agreement” means the Amended and Restated Investors Shareholders Agreement of the Company, dated as of the date hereof, including all exhibits, annexes and schedules thereto, as amended, supplemented, modified or restated from time to time.

“Joinder” means a duly executed joinder agreement to the Investors Shareholders Agreement in the form attached hereto as Exhibit B.

“Liquidation” means a liquidation or winding up of the Company.

“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company.

“Other Holders” means the duly registered holders of the Other Warrants under the terms and conditions thereof.

“Other Warrants” means the other warrants to purchase Ordinary Shares issued by the Company from time to time pursuant to the Amended Credit Agreement.

“Permitted Warrant Transferee” means, with respect to a Holder, (i) a bona fide investment fund, or alternative investment vehicle of a bona fide investment fund that is advised by the investment manager of such Holder, or by an Affiliate of the investment manager of such Holder or (ii) any Person to whom a Holder in its capacity as a Lender (as defined in the Amended Credit Agreement) transfers any portion of the Term Loan (as defined in the Amended Credit Agreement) in compliance with the terms of the Amended Credit Agreement and who has executed and delivered a Warrant Transfer Agreement in substantially in the form of Exhibit C hereto.

“PFIC” has the meaning set forth in Section 7.3(a).

[2]	Each holder to receive pro rata portion of this amount.

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“Repurchase” has the meaning set forth in Section 4.4.

“Requisite Warrant Holders” means, as of any date of determination, the Holders and Other Holders (treated as a single class) holding outstanding Warrants and Other Warrants representing at least two-thirds (2/3) of the Ordinary Shares for which the outstanding Warrants and Other Warrants are exercisable.

“Second Tranche Warrant Shares” means, [        ]3 Warrant Shares.

“Second Tranche Exercise Condition” means that all or any portion of the Term Loan (as defined in the Amended Credit Agreement) is outstanding on the first anniversary of the date hereof.

“Subscription Form” means a duly executed subscription form in the form attached hereto as Exhibit A.

“Termination Date” means the earliest of: (i) (x) with regard to the First Tranche Warrant Shares, 5:00 p.m. New York, New York time on November 5, 2021 or (y) with regard to the Second Tranche Warrant Shares, 5:00 p.m. New York, New York time on November 5, 2022, (ii) the consummation of a Change of Control Transaction, (iii) the consummation of an Initial Public Offering, (iv) a Liquidation, (v) the time and date on which this Warrant has been fully exercised, exchanged or converted into Warrant Shares and (vi) solely in the case of the Second Tranche Warrant Shares, the first anniversary of the date hereof if the Second Tranche Exercise Condition has not been satisfied.

“Transaction Notice” has the meaning set forth in Section 2.8.

“Transfer” includes any sale, assignment, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, whether directly, indirectly, voluntarily, involuntarily, synthetically, in whole or in part, by operation of law or merger, pursuant to judicial process or otherwise. The terms “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Warrant” means this Warrant and all warrants issued upon Transfer, division or combination of any thereof or in exchange or substitution therefor. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

“Warrant Shares” means the Ordinary Shares into which this Warrant may be exercised. The number and character of Warrant Shares are subject to adjustment as provided herein, and the term “Warrant Shares” shall include Ordinary Shares and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.

[3]	Each holder to receive a pro rata portion of this amount.

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ARTICLE 2. EXERCISE TERMS.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any Business Day before the applicable Termination Date, for up to that number of Warrant Shares purchasable hereunder; provided, that this Warrant may not be exercised with respect to any Second Tranche Warrant Shares unless the Second Tranche Exercise Condition is satisfied. This Warrant shall be exercised (a) by surrendering this Warrant (or an indemnification undertaking reasonably satisfactory to the Company from a creditworthy entity with respect to this Warrant in the case of its loss, theft or destruction) at the principal offices of the Company, along with a Subscription Form and Joinder duly executed by the Holder, and (b) (i) by payment in a form specified in Section 2.2 of an amount equal to the product obtained by multiplying (A) the number of Warrant Shares to be purchased by the Holder by (B) the Exercise Price, each as determined in accordance with the terms hereof, or (ii) if applicable, by an election to net exercise the Warrant as provided in Section 2.5 for the number of Warrant Shares to be acquired in connection with such exercise. In connection with any exercise of this Warrant in connection with a Change of Control Transaction, an Initial Public Offering, a Liquidation, a Tag-Along Sale or a Repurchase, the Holder may, by indication on the Subscription Form, elect for such exercise and payment to be contingent upon consummation of such transaction.

2.2 Form of Payment. Payment for the Warrant Shares upon exercise may be made by (a) a certified or official bank check payable to the Company’s order, (b) wire transfer of funds to an account designated by the Company for such purpose, (c) by net exercise as provided in Section 2.5 or (d) any combination of the foregoing methods.

2.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be cancelled, and the Company shall promptly thereafter deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

2.4 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 2.4, be issuable upon exercise of this Warrant (or any specified portion thereof), the Company shall make a cash payment in lieu of issuing such fractional Warrant Share equal to the Fair Market Value of one Warrant Share on the Business Day immediately preceding the date on which the Warrant is exercised, multiplied by such fraction, rounded to the nearest whole cent.

2.5 Net Exercise Election. In lieu of payment of the Exercise Price in cash, the Holder, at its sole option, may elect to convert all or any portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company with the net exercise election selected in the Subscription Form duly executed by the Holder, into up to the number of Warrant Shares that is obtained under the following formula:

X =	Y (A-B) A

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where, X =	the number of Warrant Shares to be issued to the Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.5;

Y =	the number of Warrant Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash;

A =	the Fair Market Value of one Warrant Share on the date of exercise; and

B =	the Exercise Price on the date of exercise.

The Holder may use the net exercise option provided in this Section 2.5 whether or not this Warrant is being exercised in full or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash.

2.6 Valid Issuance of Substitute Warrants and Warrant Shares; Covenants Relating to the Warrant and Warrant Shares.

(a) The Company hereby represents, covenants and agrees that:

(i) it is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted;

(ii) it has the full power, authority and legal right to execute and deliver this Warrant. The execution and delivery of this Warrant have been duly authorized by all necessary action, corporate or otherwise, of the Company;

(iii) the execution and delivery by the Company of this Warrant does not and will not violate (A) any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it is a party or by which it is bound or (C) any law, rule, regulation, judgment, order or decree to which it is subject;

(iv) subject to the accuracy of the representations and warranties of the Holder set forth in Section 2.6(b), no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company in connection with the execution or delivery of this Warrant or the consummation of any of the transactions contemplated herein;

(v) it is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon the Company’s ability to enter into this Warrant;

(vi) there is no pending or threatened legal action, suit or proceeding that would materially and adversely affect the ability of the Company to enter into this Warrant;

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(vii) any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

(viii) all Warrant Shares issued upon the exercise of this Warrant pursuant to the terms and conditions hereof shall be validly issued, fully paid and nonassessable and shall be issued free and clear of any liens, claims, encumbrances, preemptive rights or any other similar contractual rights other than under the applicable state and federal securities laws and pursuant to this Warrant and the Investors Shareholders Agreement;

(ix) the Company shall use reasonable efforts to ensure that all Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof are issued without violation by the Company of any obligation of the Company under applicable law or governmental regulation or any requirements of any nationally recognized stock exchange or listing system upon which Ordinary Shares or other securities constituting Warrant Shares may be listed at the time of such exercise (subject to official notice of issuance);

(x) the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Warrant Shares upon exercise of this Warrant, subject to Section 2.6(b)(viii); and

(xi) neither the Company nor any of its Subsidiaries currently is party to any transactions or agreements, in either case, with a Silver Lake Investor or any of its Affiliates, other than those (A) entered into in the ordinary course of business with a portfolio company of the Silver Lake Investors or its Affiliates on arm’s-length terms, (B) any issuance of Securities or debt securities to the Silver Lake Investors or their Affiliates that were subject to participation rights set forth in the Investors Shareholders Agreement, (C) indemnification, advancement of expenses and/or exculpation of liability made pursuant to the governing, constituent or organizational documents or other indemnification agreements of the Company or any of its Subsidiaries, (D) transactions where the interests of the Silver Lake Investors or their Affiliates arise solely from its status as a holder of any class or series of securities of the Company and all other holders of such class or series receive the same benefit on a pro rata basis (such as dividends or distributions), (E) the Management Agreement, the Sponsor Shareholders Agreement, the Investors Shareholders Agreement and the Employee Investors Agreement (in each case, true and correct copies of which have been provided to the Holders prior to the date hereof) and (F) the other agreements entered into in connection with the financing of the acquisition of the Company by the Silver Lake Investors and their Affiliates (which agreements do not have any material contingent rights or obligations).

(b) The Holder hereby represents, covenants and agrees that:

(i) it is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted;

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(ii) it has the full power, authority and legal right to execute and deliver this Warrant. The execution and delivery of this Warrant have been duly authorized by all necessary action, corporate or otherwise, of the Holder;

(iii) the execution and delivery by the Holder of this Warrant does not and will not violate (A) any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it is a party or by which it is bound or (C) any law, rule, regulation, judgment, order or decree to which it is subject;

(iv) no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Holder in connection with the execution or delivery of this Warrant or the consummation of any of the transactions contemplated herein;

(v) it is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon the Holder’s ability to enter into this Warrant;

(vi) there is no pending or threatened legal action, suit or proceeding that would materially and adversely affect the ability of the Holder to enter into this Warrant;

(vii) it is an “accredited investor” as defined in Regulation D of the Securities Act; and

(viii) notwithstanding anything to the contrary set forth in Section 2.6(a)(x), the Holder shall pay any documentary, stamp or similar issue or transfer tax or duty that is due on the issue, if any, of Warrant Shares because the Holder requests the Warrant Shares to be issued in a name other than the Holder’s name.

2.7 Reservation of Warrant Shares. Prior to the Termination Date, the Company shall at all times ensure that the Company is authorized to issue the aggregate number of Ordinary Shares or other securities constituting Warrant Shares then issuable upon exercise of the Warrants.

2.8 Change of Control Transaction; Initial Public Offering; Liquidation.

(a) If the Company proposes at any time to effect a Change of Control Transaction, an Initial Public Offering or a Liquidation, the Company shall give the Holder at least ten (10) Business Days’ advance written notice (each, a “Transaction Notice”) of the anticipated closing date for the Change of Control Transaction, the anticipated closing date for such Initial Public Offering or commencement of such Liquidation, as applicable. The Holder acknowledges and agrees that, in the case of a Drag-Along Sale, the Company may also deliver to the Holder a Drag-Along Notice along with a Transaction Notice. Upon the exercise of this Warrant for Warrant Shares, such Drag-Along Notice shall be deemed to satisfy the delivery and notice requirements set forth in Section 3.7 of the Investors Shareholders Agreement.

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(b) If the Company has issued a Transaction Notice and the Holder has not elected to exercise this Warrant under Article 2 in connection with a Change of Control Transaction, an Initial Public Offering or a Liquidation, or if this Warrant is set to expire pursuant to clause (i) of the definition of Termination Date, then upon the effective date of the consummation of the Change of Control Transaction, the initial closing of the Initial Public Offering, commencement of such Liquidation or immediately prior to such expiration, as applicable, this Warrant shall automatically be deemed net exercised in full pursuant to Section 2.5 and the Holder hereby makes the representations and warranties provided in the Subscription Form as of such date, if substantially concurrently with the issuance of Warrant Shares hereunder, the Holder executes and delivers a Joinder; provided, however, that if, at such time the Fair Market Value of one Warrant Share is less than the Exercise Price, then this Warrant shall instead cease to be exercisable and shall terminate in full for no consideration.

ARTICLE 3. ISSUANCE OF WARRANT SHARES. Except as set forth in Section 2.8, this Warrant shall be deemed to have been exercised immediately upon the open of business on the Business Day immediately following the date of its surrender for exercise as provided in Section 2.1, or if this Warrant is surrendered for exercise contingent upon the consummation of a Change of Control Transaction, Repurchase or Tag-Along Sale, as of 12:00 p.m. (New York time) on the Business Day immediately preceding the consummation of such Change of Control Transaction, Repurchase or Tag-Along Sale, as applicable, or if this Warrant is surrendered for exercise contingent upon the consummation of an Initial Public Offering, as of 12:00 p.m. (New York time) on the Business Day immediately preceding the consummation of such Initial Public Offering, or if this Warrant is surrendered for exercise contingent upon the consummation of a Liquidation, as of 12:00 p.m. (New York time) on the Business Day immediately preceding consummation of such Liquidation. On such date, the Company shall procure appropriate entries to be made on its register of members to reflect the issuance of such Warrant Shares, and shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole Warrant Shares issuable upon such exercise (but only if the Ordinary Shares are then certificated), together with payment of any fractional Warrant Shares pursuant to Section 2.4. For purposes of this Article 3, “Business Day” shall not include a day on which banks located in the Cayman Islands are authorized or required by law to close.

ARTICLE 4. ADJUSTMENT PROVISIONS. The number and character of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment, without duplication, upon each event in Sections 4.1, 4.2 and 4.3 occurring between the date this Warrant is issued and the time that this Warrant has terminated in accordance with Section 8.13:

4.1 Changes to Ordinary Shares. If the Company (a) pays a dividend or makes a distribution on its Ordinary Shares, in each case in Ordinary Shares, (b) subdivides its outstanding Ordinary Shares into a larger number of Ordinary Shares, (c) combines its outstanding Ordinary Shares into a smaller number of Ordinary Shares or (d) increases or decreases the number of Ordinary Shares outstanding by reclassification of its Ordinary Shares (in each case, other than a transaction to which Section 4.3 is applicable), then the number of Warrant Shares purchasable upon exercise of this Warrant immediately after the happening of

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such event shall be adjusted so that, after giving effect to such adjustment, the Holder shall be entitled to receive the number of Warrant Shares upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of such event (or, in the case of a dividend or distribution of Ordinary Shares, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in Ordinary Shares, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

4.2 Cash Distributions and Other Distributions. If the Company distributes to the holders of Ordinary Shares, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution described in Section 4.1), then, in each such case, the Company shall pay to the Holder such amount as such Holder would have been entitled to receive if the Holder had exercised this Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such distribution. For the avoidance of doubt, no repurchase or redemption by the Company or any of its Subsidiaries of any securities of the Company shall be considered a distribution.

4.3 Reorganization Events. In the event (a) of any recapitalization or reorganization of the Company or reclassification of the Ordinary Shares into another class of equity securities whether by capital reorganization, reclassification or otherwise, (b) the Company shall consolidate with or merge into one or more other Persons in a transaction that results in a change of the Ordinary Shares, (c) of any sale of all or substantially all of the Company’s assets to another Person or (d) of any other similar transaction, in each case, pursuant to which the Ordinary Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property other than solely Ordinary Shares (any such event, a “Reorganization Event”), then, and in each such case, the Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the Warrant Shares or other securities or property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the kind, type, proportions and amount of cash, securities and/or other property that Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, the Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms and conditions of this Warrant shall be applicable to the cash, securities and/or other property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event. If this Section 4.3 applies to any event or occurrence, neither Section 4.1 nor Section 4.2 shall apply. The Company shall give advance notice of any Reorganization Event to the extent required by the last sentence of Section 4.4.

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4.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number or type of Warrant Shares or cash, property and/or other securities issuable upon the exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall promptly give written notice to the Holder of each adjustment pursuant to this Article 4 to the Exercise Price or the number or type of Warrant Shares or cash, property and/or other securities, as the case may be, that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based. In the event that the Company proposes to (i) repurchase or redeem Ordinary Shares from all holders of Ordinary Shares (a “Repurchase”) or (ii) make any distribution to all holders of Ordinary Shares or take any other action that would give rise to an adjustment of the Exercise Price or the number or type of Warrant Shares or cash, property and/or other securities issuable upon the exercise of this Warrant under Section 4.2 or Section 4.3, respectively, then, in each case, the Company shall, at its expense and ten (10) Business Days prior to the proposed record date of such Repurchase, distribution or Reorganization Event send written notice to the Holder specifying such date and a description of the action to be taken.

4.5 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of Warrant Shares or cash, property and/or other securities issuable upon its exercise.

ARTICLE 5. NO IMPAIRMENT. The Company will not, and will cause its Affiliates not to, by amendment of the Investors Shareholders Agreement, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment.

ARTICLE 6. TRANSFERABILITY OF WARRANT.

6.1 Restrictions on Transfer.

(a) Except as expressly permitted by Section 6.2(c) and Section Article 7, the Holder may not Transfer or assign all or any portion of this Warrant or any right or economic interest pertaining thereto. Any Transfer that is not in compliance with the provisions of this Article 6 shall be deemed a Transfer by such Holder in violation of this Warrant (and a breach of this Warrant by such Holder) and shall be null and void ab initio.

(b) It shall be a condition precedent to any Transfer otherwise permitted pursuant to this Article 6 that the conditions precedent to a Transfer set forth in Sections 3.1(a)(i) and (ii) of the Investors Shareholders Agreement have been satisfied (or waived in writing by the Company) with respect to such Transfer.

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6.2 Certain Permitted Transfers.

(a) Notwithstanding anything to the contrary contained in Section 6.1(a), but subject to compliance with Section 6.2(c), the Holder shall be permitted at any time to Transfer all or a portion of this Warrant to a Permitted Warrant Transferee.

(b) If at any time a Permitted Warrant Transferee ceases to qualify as a Permitted Warrant Transferee, then any portion of this Warrant or Warrant Shares issued upon exercise hereof then held by such Permitted Warrant Transferee (and all interest and rights related thereto) will, without any further action required by such Permitted Warrant Transferee, be automatically Transferred back to the original Holder of this Warrant, and such former Permitted Warrant Transferee and the original Holder of this Warrant shall take such action as the Company deems appropriate to document and effect such Transfer.

(c) Upon surrender and delivery of this Warrant by the Holder or a Permitted Warrant Transferee thereof, the Company shall (i) execute and deliver a new Warrant or Warrants in the name of the Permitted Warrant Transferee and in the denominations specified in such instrument of Transfer, (ii) issue to the Transferor a new Warrant evidencing the portion of this Warrant, if any, not so Transferred, (iii) promptly cancel this Warrant and (iv) take such other ministerial actions as reasonably necessary to accomplish and evidence such Transfer.

ARTICLE 7. SHAREHOLDER RIGHTS; CERTAIN TAX MATTERS; RESTRICTIVE LEGENDS.

7.1 No Voting or Other Shareholder Rights. Except as expressly set forth herein or in the Investors Shareholders Agreement, this Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company until the Holder has received Warrant Shares issuable upon exercise of this Warrant pursuant to the terms hereof. In the absence of valid exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder the Company for any purpose.

7.2 Tax Treatment; Withholding. The parties agree that the Warrant shall be treated as equity of the Company for U.S. federal income tax purposes. The Company shall be entitled to deduct and withhold any taxes required to be deducted and withheld under applicable law with respect to payments made pursuant to the Warrant and any such withheld amounts shall be treated as if paid to the holder of the Warrant.

7.3 Tax Covenants.

(a) The Company represents and warrants that as of the date hereof it is treated as a corporation for U.S. federal income tax purposes and that it has not reported (including to its shareholders) that it is a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

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(b) Without the prior written consent of the holders of Warrants and, if applicable, Warrant Shares, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall not make an election to be treated as a partnership or other pass-through entity for U.S. federal income tax purposes or take any other action that could result in the Company or any successor to the Company failing to be treated as a corporation for U.S. federal income tax purposes.

(c) For every year in which there are Warrants and/or Warrant Shares outstanding, the Company shall determine whether or not it is treated as a PFIC. If the Company is treated as a PFIC for any year, the Company will use reasonable efforts to provide each U.S. holder of Warrants and/or Warrant Shares with sufficient notice to make a “qualified electing fund election” and with the necessary information relating to the PFIC by way of an annual information statement, or otherwise, so that the each such U.S. holder may file its tax returns in a timely manner.

(d) The Company shall also use reasonable efforts to furnish or cause to be furnished to the holders of Warrants and/or Warrant Shares, at such holders’ cost and expense. upon reasonable request, as promptly as practicable, such information and assistance relating to the Company or any of its Subsidiaries or their respective assets or businesses as is necessary for the filing of tax returns, the making of any election related to taxes, the preparation for any audit by any taxing authority, the prosecution or defense of any claim, suit, or proceeding relating to any taxes or tax return, and such other information as the holders of Warrants and/or Warrant Shares may reasonably request in their capacity as such for tax compliance or planning purposes.

7.4 Restrictive Legend. Certificates and book entries on the Company’s books or other register of equity securities, as the case may be, representing Warrants and Warrant Shares issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant or, in the case of Warrant Shares, as otherwise provided by the Investors Shareholders Agreement, to the extent that and for so long as such legend is required pursuant to the Investors Shareholders Agreement and applicable securities laws.

ARTICLE 8. GENERAL PROVISIONS.

8.1 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount (in each case, only to the extent that this Warrant is then certificated).

8.2 Expenses. All the reasonable fees, charges and disbursements of counsel for the Holder incurred by the Holder in connection with the negotiation, execution and delivery of this Warrant shall be paid by the Company. All other costs and expenses incurred in connection with this Warrant and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except as otherwise provided for by this Warrant.

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8.3 Governing Law. This Warrant and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Warrant or the negotiation, execution or performance of this Warrant (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Warrant) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

8.4 Submission to Jurisdiction; Waiver of Jury Trials.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to (i) this Warrant or any of the obligations arising under or relating to this Warrant may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Delaware Courts”), and (ii) any claim of breach by any director of the Company of any fiduciary duty may only be brought in the Grand Court of the Cayman Islands (the “Cayman Court”, and together with the Delaware Courts, as applicable, the “Chosen Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts, as applicable. Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding (i) with respect to this Warrant or the transactions contemplated hereby brought in the Delaware Courts or (ii) with respect to any claim of breach by any director of the Company of any fiduciary duty brought in the Cayman Court, that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Warrant or any of the obligations arising under or relating to this Warrant by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.6 of this Warrant, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 8.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware or the Cayman Islands for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Warrant.

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(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to (i) this Warrant or any of the obligations under or relating to this Warrant or (ii) any claim of breach by any director of the Company of any fiduciary duty. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to (i) this Warrant or any of the obligations arising under or relating to this Warrant in any of the Delaware Courts and (ii) arising under or relating to any claim of breach by any director of the Company of any fiduciary duty in the Cayman Court, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding, as applicable.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO (I) ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR (II) WITH RESPECT TO ANY CLAIM OF BREACH BY ANY DIRECTOR OF THE COMPANY OF ANY FIDUCIARY DUTY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(e).

8.5 Attorneys’ Fees. In the event that any Dispute between the Company, on the one hand, and the Disputing Holders, on the other hand, should result in litigation or arbitration, the prevailing party in such Dispute shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and other expenses incurred by the prevailing party in connection with such Dispute. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees, costs and other expenses incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section 8.5, attorneys’ fees shall include, fees incurred in the following: (a) post judgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third-party examinations; (d) discovery; and (e) bankruptcy litigation; and the prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

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8.6 Notices. Except as otherwise expressly provided in this Warrant, all notices, requests and other communications to any party hereunder shall be in writing (including a facsimile, e-mail or similar writing) and shall be given to such party at the following addresses or facsimile numbers or e-mail addresses:

(a) if to the Holder, at the address indicated for such party on the signature page(s) hereto; and

(b) if to the Company, to:

c/o Silver Lake Partners

c/o Silver Lake Sumeru

2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

Attention: Karen King

Fax: (650) 233-8125

Email: karen.king@silverlake.com

and

c/o Silver Lake Partners

c/o Silver Lake Sumeru

9 West 57th Street, 32nd Floor

New York, New York 10019

Attention: Andrew Schader

Fax: (212) 981-3535

Email: andy.schader@silverlake.com

and

SMART Global Holdings, Inc.

39870 Eureka Drive

Newark, California 94560-4809

Attention: Bruce Goldberg

Fax: (510) 624-8231

Email: bruce.goldberg@smartm.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention: Chad Skinner

Fax: (650) 251-5002

Email: cskinner@stblaw.com

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Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, at the time such facsimile or e-mail is transmitted and the appropriate non-automated written confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day) or (ii) if given by any other means, when delivered at the address specified pursuant to this Section 8.6.

8.7 Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived, only with the written consent of the Company and the Requisite Warrant Holders; provided, that any amendment or waiver that is materially adverse to the Holder or Other Holders in a manner disproportionate to the Other Holders shall require the consent of such Holder or Other Holders. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon each of the Holder and the Company and their respective successors and permitted assigns. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Warrant or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Warrant. No waiver shall affect or alter the remainder of this Warrant but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Warrant are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

8.8 Certain Interpretive Principles. All references to Articles and Sections in this Warrant mean the Articles and Sections of this Warrant, except where otherwise stated. The titles of Articles and Sections of this Warrant are for convenience only and shall not be interpreted to limit or amplify the provisions of this Warrant. All references in this Warrant to Exhibits shall, unless otherwise provided, refer to Exhibits attached hereto, all of which Exhibits are incorporated herein by this reference. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Warrant as a whole. For purposes of this Warrant, the words, “include,” “includes” and “including,” shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Warrant.

8.9 Severability. Each provision of this Warrant shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Warrant which are valid.

8.10 Counterparts. This Warrant may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Warrant shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

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8.11 No Third Party Beneficiaries. This Warrant is not intended to confer any rights, benefits or remedies, obligations or liabilities upon, and shall not be enforceable by any Person other than the parties hereto and their respective successors and permitted assigns; provided, that the Requisite Warrant Holders shall be third party beneficiaries with respect to Section 8.7 solely to the extent necessary to enforce any amendment to this Warrant entered into by the Company and the Requisite Warrant Holders in accordance with Section 8.7.

8.12 Successors and Assigns. The provisions of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.13 Termination. This Warrant shall terminate upon the Termination Date with respect to all Warrant Shares.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Warrant]

HOLDER:

[•]

By:
Name: Title:

Address of Holder:

[insert address]

[insert address]

Attention: [insert contact]

Fax: [insert fax]

Email: [insert email]

[Signature Page to Warrant]

Exhibit A

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of the Warrant)

To: SMART Global Holdings, Inc. (the “Company”)

We refer to that certain Warrant to Purchase Ordinary Shares of the Company, Warrant No. [A-    ], issued on [•], 20[•] (the “Warrant”).

Select one of the following two alternatives:

☐ Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase             Ordinary Shares of the Company (the “Warrant Shares”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such Warrant Shares in full. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Change of Control Transaction, the Initial Public Offering, the Liquidation, a Tag-Along Sale or a purchase of Transferable Shares that has been described in that certain Transaction Notice, dated                    , delivered by the Company to the Holder pursuant to Section 2.6 of the Warrant.

☐ Net Exercise Election. On the terms and conditions set forth in the Warrant, the undersigned Holder elects to convert the Warrant into Ordinary Shares by net exercise election pursuant to Section 2.5 of the Warrant. This conversion is exercised with respect to                     (before giving effect to the net exercise) Ordinary Shares of the Company (the “Warrant Shares”) covered by the Warrant. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Change of Control Transaction, the Initial Public Offering, the Liquidation, a Tag-Along Sale or a purchase of Transferable Shares that has been described in that certain Transaction Notice, dated                    , delivered by the Company to the Holder pursuant to Section 2.6 of the Warrant.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 2.2 of the Investors Shareholders Agreement as applied to the undersigned Holder continue to be true and complete as of this date. Capitalized terms used in this Subscription Form and not otherwise defined herein shall have their respective meanings set forth in attached Warrant of which this Subscription Form forms a part.

WHEREFORE, the undersigned Holder has executed and delivered the attached Warrant, a Joinder and this Subscription Form as of the date set forth below.

Date:	[Holder]

By:
Name:
Title:

[Exhibit A to Warrant]

Exhibit B

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Investors Shareholders Agreement of SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (the “Company”), dated as of November 5, 2016 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Investors Shareholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Investors Shareholders Agreement.

By executing and delivering this Joinder Agreement to the Investors Shareholders Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investors Shareholders Agreement as a Warrant Investor. In connection therewith, effective as of the date hereof, the undersigned hereby makes the applicable representations and warranties contained in Section 2.2 of the Investors Shareholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the day            of            , 20        .

Signature of Warrant Investor

Print Name Warrant Investor

Address of Warrant Investor:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the          day of                 ,         .

SMART GLOBAL HOLDINGS, INC.

By:
Name: Title:

[Exhibit B to Warrant]

Exhibit C

WARRANT TRANSFER AGREEMENT

Dated: [•]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of its rights and interest in the portion of the Warrant (as amended, restated or otherwise modified from time to time, the “Warrant”) representing the number of Warrant Shares set forth below, standing in its name on the books of Smart Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company, (the “Company”) and represented by the Warrant, to:

Name of Permitted Warrant Transferee	Address	No. of First Tranche Warrant Shares	No. of Second Tranche Warrant Shares
[•]	[•]	[•]

Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Warrant. The undersigned hereby irrevocably instructs and appoints the Company or any successor of the Company as its agent and attorney-in-fact (the “Agent”) to Transfer all of such Warrant Shares on the books of the Company, to register each such Permitted Warrant Transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Warrants. The Agent may substitute and appoint one or more Persons to act on its behalf. The foregoing power of attorney is coupled with an interest and is irrevocable.

[Holder]

By:
Name: Title:

[Permitted Warrant Transferee]

By:
Name: Title:

[Exhibit C to Warrant]

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, AND EXCEPT AS TRANSFERRED OR RESOLD IN COMPLIANCE WITH THE SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN AND IN THE INVESTORS SHAREHOLDERS AGREEMENT (AS DEFINED BELOW). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SMART GLOBAL HOLDINGS, INC.

AMENDED AND RESTATED WARRANT TO PURCHASE ORDINARY SHARES

Warrant No.: B-[•]	Issued on November 5, 2016 As Amended and Restated April 27, 2017 Void after November 5, 2022

This certifies that in consideration of value received by the Company (as defined below), receipt of which is hereby acknowledged, [•], or its Permitted Warrant Transferees (as defined below), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at a price per Warrant Share (as defined below) equal to the Exercise Price (as defined below) up to an aggregate of ninety two thousand and five hundred (92,500) Warrant Shares (subject to adjustment as provided herein), upon surrender of this Warrant at the principal offices of the Company, together with a Subscription Form, a Joinder (in each case as defined below) and simultaneous payment of an amount equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares so purchased in lawful money of the United States, or by an election to net exercise as set forth in Section 2.5. The Exercise Price and the number and character of Warrant Shares purchasable under this Warrant are subject to adjustment as provided herein.

ARTICLE 1. DEFINITIONS. As used in this Warrant, the following terms shall have the meanings set forth below. Capitalized terms used in this Warrant and not otherwise defined herein shall have their respective meanings set forth in the Investors Shareholders Agreement.

“Amended Credit Agreement” means certain Amended Credit Agreement, dated as of November 5, 2016, by and among SMART Worldwide Holdings, Inc. (as successor in interest to SMART Modular Technologies (Global Holdings), Inc. (f/k/a SMART Modular Technologies (Global Memory Holdings), Inc.), SMART Modular Technologies (Global), Inc., the lenders party thereto and Barclays Bank PLC, as administrative agent, as it may be further amended from time to time.

“Cayman Court” has the meaning set forth in Section 8.4(a).

“Change of Control Transaction” means a transaction or transactions involving (i) the Transfer, in a single transaction or a series of related transactions, of not less than fifty percent (50%) of the outstanding Transferable Shares (which Transferable Shares to be Transferred may include Transferable Shares held by the Management Investors, the Warrant Investors and/or other holders of Transferable Shares required to be Transferred pursuant to Section 3.7 (Drag-Along Rights) of the Investors Shareholders Agreement or analogous obligations) to one (1) or more Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) or (ii) (A) the sale of all or substantially all of the Company’s assets to a Person or Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) or (B) the merger, amalgamation or consolidation of the Company with another Person or Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies), where, immediately after such merger, amalgamation or consolidation, the Persons beneficially owning Ordinary Shares immediately prior to such merger, amalgamation or consolidation do not beneficially own at least fifty (50%) of the outstanding capital stock of the Person surviving such merger, amalgamation or consolidation.

“Chosen Court” has the meaning set forth in Section 8.4(a).

“Code” has the meaning set forth in Section 7.3(a).

“Company” means SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company. “Company” shall include, in addition to the Company identified in the preceding sentence, any other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Delaware Court” has the meaning set forth in Section 8.4(a).

“Exercise Price” means $0.01 per Warrant Share. The Exercise Price is subject to adjustment as provided herein.

“Fair Market Value” of Ordinary Shares or any other security or property means, at any time of determination, the fair market value thereof as determined by the Board in good faith, except that (i) if the exercise of this Warrant is in connection with and contingent upon the consummation of a Change of Control Transaction, the fair market value of one Warrant Share shall be the fair market value as of the date of the definitive agreement relating to such Change of Control Transaction of consideration to be received in respect of one Ordinary Share in such Change of Control Transaction, as determined by the Board in good faith, (ii) if the exercise of this Warrant is in connection with and contingent upon the consummation of an Initial Public Offering, the fair market value of one Warrant Share shall be the initial offering price to the public in such Initial Public Offering, as set forth on the cover of the final prospectus with respect to such Initial Public Offering, of such number of shares of the Registering Entity as one Ordinary Share would be convertible or exchangeable into at the time of such Initial Public Offering and (iii) if the exercise of this Warrant is in connection with and contingent upon the consummation of a Liquidation, the fair market value of one Warrant Share shall be the fair market value of consideration to be received in respect of one Ordinary Share in such Liquidation, as determined by the Board or the liquidator, as the case may be, in good faith.

“First Tranche Warrant Shares” means, 74,000 Warrant Shares.

“Holder” means the duly registered holder of this Warrant under the terms and conditions hereof, including any Permitted Warrant Transferee thereof.

“Investors Shareholders Agreement” means the Amended and Restated Investors Shareholders Agreement of the Company, dated as of November 5, 2016, including all exhibits, annexes and schedules thereto, as amended, supplemented, modified or restated from time to time.

“Joinder” means a duly executed joinder agreement to the Investors Shareholders Agreement in the form attached hereto as Exhibit B.

“Liquidation” means a liquidation or winding up of the Company.

“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company.

“Other Holders” means the duly registered holders of the Other Warrants under the terms and conditions thereof.

“Other Warrants” means the other warrants to purchase Ordinary Shares issued by the Company from time to time pursuant to the Amended Credit Agreement.

“Permitted Warrant Transferee” means, with respect to a Holder, (i) a bona fide investment fund, or alternative investment vehicle of a bona fide investment fund that is advised by the investment manager of such Holder, or by an Affiliate of the investment manager of such Holder or (ii) any Person to whom a Holder in its capacity as a Lender (as defined in the Amended Credit Agreement) transfers any portion of the Term Loan (as defined in the Amended Credit Agreement) in compliance with the terms of the Amended Credit Agreement and who has executed and delivered a Warrant Transfer Agreement in substantially in the form of Exhibit C hereto.

“PFIC” has the meaning set forth in Section 7.3(a).

“Repurchase” has the meaning set forth in Section 4.4.

“Requisite Warrant Holders” means, as of any date of determination, the Holders and Other Holders (treated as a single class) holding outstanding Warrants and Other Warrants representing at least two-thirds (2/3) of the Ordinary Shares for which the outstanding Warrants and Other Warrants are exercisable.

“Second Tranche Warrant Shares” means, 92,500 Warrant Shares.

“Second Tranche Exercise Condition” means that all or any portion of the Term Loan (as defined in the Amended Credit Agreement) is outstanding on November 5, 2017.

“Subscription Form” means a duly executed subscription form in the form attached hereto as Exhibit A.

“Termination Date” means the earliest of: (i) (x) with regard to the First Tranche Warrant Shares, 5:00 p.m. New York, New York time on November 5, 2021 or (y) with regard to the Second Tranche Warrant Shares, 5:00 p.m. New York, New York time on November 5, 2022, (ii) the consummation of a Change of Control Transaction (x) in the case of the First Tranche Warrant Shares, at any time, or (y) in the case of the Second Tranche Warrant Shares, at any time after November 5, 2017, (iii) the consummation of an Initial Public Offering (x) in the case of the First Tranche Warrant Shares, at any time, or (y) in the case of the Second Tranche Warrant Shares, at any time after November 5, 2017, (iv) a Liquidation, (v) the time and date on which this Warrant has been fully exercised, exchanged or converted into Warrant Shares and (vi) solely in the case of the Second Tranche Warrant Shares, any date on or before November 5, 2017 when there is no longer any portion of the Term Loan (as defined in the Amended Credit Agreement) outstanding.

“Transaction Notice” has the meaning set forth in Section 2.8.

“Transfer” includes any sale, assignment, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, whether directly, indirectly, voluntarily, involuntarily, synthetically, in whole or in part, by operation of law or merger, pursuant to judicial process or otherwise. The terms “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Warrant” means this Amended and Restated Warrant and all warrants issued upon Transfer, division or combination of any thereof or in exchange or substitution therefor. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

“Warrant Shares” means the Ordinary Shares into which this Warrant may be exercised. The number and character of Warrant Shares are subject to adjustment as provided herein, and the term “Warrant Shares” shall include Ordinary Shares and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.

ARTICLE 2. EXERCISE TERMS.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any Business Day before the applicable Termination Date, for up to that number of Warrant Shares purchasable hereunder; provided, that this Warrant may not be exercised with respect to any Second Tranche Warrant Shares unless the Second Tranche Exercise Condition is satisfied. This Warrant shall be exercised (a) by surrendering this Warrant (or an indemnification undertaking reasonably satisfactory to the Company from a creditworthy entity with respect to this Warrant in the case of its loss, theft or destruction) at the principal offices of the Company, along with a Subscription Form and Joinder duly executed by the Holder, and (b) (i) by payment in a form specified in Section 2.2 of an amount equal to the product obtained by multiplying (A) the number of Warrant Shares to be purchased by the Holder by (B) the Exercise Price, each as determined in accordance with the terms hereof, or (ii) if applicable, by an election to net exercise the Warrant as provided in Section 2.5 for the number of Warrant Shares to be acquired in connection with such exercise. In connection with any exercise of this Warrant in connection with a Change of Control Transaction, an Initial Public Offering, a Liquidation, a Tag-Along Sale or a Repurchase, the Holder may, by indication on the Subscription Form, elect for such exercise and payment to be contingent upon consummation of such transaction.

2.2 Form of Payment. Payment for the Warrant Shares upon exercise may be made by (a) a certified or official bank check payable to the Company’s order, (b) wire transfer of funds to an account designated by the Company for such purpose, (c) by net exercise as provided in Section 2.5 or (d) any combination of the foregoing methods.

2.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be cancelled, and the Company shall promptly thereafter deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

2.4 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 2.4, be issuable upon exercise of this Warrant (or any specified portion thereof), the Company shall make a cash payment in lieu of issuing such fractional Warrant Share equal to the Fair Market Value of one Warrant Share on the Business Day immediately preceding the date on which the Warrant is exercised, multiplied by such fraction, rounded to the nearest whole cent.

2.5 Net Exercise Election. In lieu of payment of the Exercise Price in cash, the Holder, at its sole option, may elect to convert all or any portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company with the net exercise election selected in the Subscription Form duly executed by the Holder, into up to the number of Warrant Shares that is obtained under the following formula:

X = Y (A-B)

    A

where,	X =	the number of Warrant Shares to be issued to the Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.5;

	Y =	the number of Warrant Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash;

	A =	the Fair Market Value of one Warrant Share on the date of exercise; and

	B =	the Exercise Price on the date of exercise.

The Holder may use the net exercise option provided in this Section 2.5 whether or not this Warrant is being exercised in full or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash.

2.6 Valid Issuance of Substitute Warrants and Warrant Shares; Covenants Relating to the Warrant and Warrant Shares.

(a) The Company hereby represents, covenants and agrees that:

(i) it is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted;

(ii) it has the full power, authority and legal right to execute and deliver this Warrant. The execution and delivery of this Warrant have been duly authorized by all necessary action, corporate or otherwise, of the Company;

(iii) the execution and delivery by the Company of this Warrant does not and will not violate (A) any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it is a party or by which it is bound or (C) any law, rule, regulation, judgment, order or decree to which it is subject;

(iv) subject to the accuracy of the representations and warranties of the Holder set forth in Section 2.6(b), no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company in connection with the execution or delivery of this Warrant or the consummation of any of the transactions contemplated herein;

(v) it is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon the Company’s ability to enter into this Warrant;

(vi) there is no pending or threatened legal action, suit or proceeding that would materially and adversely affect the ability of the Company to enter into this Warrant;

(vii) any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

(viii) all Warrant Shares issued upon the exercise of this Warrant pursuant to the terms and conditions hereof shall be validly issued, fully paid and nonassessable and shall be issued free and clear of any liens, claims, encumbrances, preemptive rights or any other similar contractual rights other than under the applicable state and federal securities laws and pursuant to this Warrant and the Investors Shareholders Agreement;

(ix) the Company shall use reasonable efforts to ensure that all Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof are issued without violation by the Company of any obligation of the Company under applicable law or governmental regulation or any requirements of any nationally recognized stock exchange or listing system upon which Ordinary Shares or other securities constituting Warrant Shares may be listed at the time of such exercise (subject to official notice of issuance);

(x) the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Warrant Shares upon exercise of this Warrant, subject to Section 2.6(b)(viii); and

(xi) neither the Company nor any of its Subsidiaries currently is party to any transactions or agreements, in either case, with a Silver Lake Investor or any of its Affiliates, other than those (A) entered into in the ordinary course of business with a portfolio company of the Silver Lake Investors or its Affiliates on arm’s-length terms, (B) any issuance of Securities or debt securities to the Silver Lake Investors or their Affiliates that were subject to participation rights set forth in the Investors Shareholders Agreement, (C) indemnification, advancement of expenses and/or exculpation of liability made pursuant to the governing, constituent or organizational documents or other indemnification agreements of the Company or any of its Subsidiaries, (D) transactions where the interests of the Silver Lake Investors or their Affiliates arise solely from its status as a holder of any class or series of securities of the Company and all other holders of such class or series receive the same benefit on a pro rata basis (such as dividends or distributions), (E) the Management Agreement, the Sponsor Shareholders Agreement, the Investors Shareholders Agreement and the Employee Investors Agreement (in each case, true and correct copies of which have been provided to the Holders prior to the date hereof) and (F) the other agreements entered into in connection with the financing of the acquisition of the Company by the Silver Lake Investors and their Affiliates (which agreements do not have any material contingent rights or obligations).

(b) The Holder hereby represents, covenants and agrees that:

(i) it is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted;

(ii) it has the full power, authority and legal right to execute and deliver this Warrant. The execution and delivery of this Warrant have been duly authorized by all necessary action, corporate or otherwise, of the Holder;

(iii) the execution and delivery by the Holder of this Warrant does not and will not violate (A) any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it is a party or by which it is bound or (C) any law, rule, regulation, judgment, order or decree to which it is subject;

(iv) no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Holder in connection with the execution or delivery of this Warrant or the consummation of any of the transactions contemplated herein;

(v) it is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon the Holder’s ability to enter into this Warrant;

(vi) there is no pending or threatened legal action, suit or proceeding that would materially and adversely affect the ability of the Holder to enter into this Warrant;

(vii) it is an “accredited investor” as defined in Regulation D of the Securities Act; and

(viii) notwithstanding anything to the contrary set forth in Section 2.6(a)(x), the Holder shall pay any documentary, stamp or similar issue or transfer tax or duty that is due on the issue, if any, of Warrant Shares because the Holder requests the Warrant Shares to be issued in a name other than the Holder’s name.

2.7 Reservation of Warrant Shares. Prior to the Termination Date, the Company shall at all times ensure that the Company is authorized to issue the aggregate number of Ordinary Shares or other securities constituting Warrant Shares then issuable upon exercise of the Warrants.

2.8 Change of Control Transaction; Initial Public Offering; Liquidation.

(a) If the Company proposes to effect (x) a Change of Control Transaction at any time after November 5, 2017, (y) an Initial Public Offering at any time after November 5, 2017 or (z) a Liquidation at any time, the Company shall give the Holder at least ten (10) Business Days’ advance written notice (each, a “Transaction Notice”) of the anticipated closing date for such Change of Control Transaction, the anticipated closing date for such Initial Public Offering or commencement of such Liquidation, as applicable. The Holder acknowledges and agrees that, in the case of a Drag-Along Sale, the Company may also deliver to the Holder a Drag-Along Notice along with a Transaction Notice. Upon the exercise of this Warrant for Warrant Shares, such Drag-Along Notice shall be deemed to satisfy the delivery and notice requirements set forth in Section 3.7 of the Investors Shareholders Agreement.

(b) If the Company has issued a Transaction Notice and the Holder has not elected to exercise this Warrant under Article 2 in connection with such Change of Control Transaction, such Initial Public Offering or such Liquidation, or if this Warrant is set to expire pursuant to clause (i) of the definition of Termination Date, then upon the effective date of the consummation of such Change of Control Transaction, the initial closing of such Initial Public Offering, commencement of such Liquidation or immediately prior to such expiration, as applicable, this Warrant shall automatically be deemed net exercised in full pursuant to Section 2.5 and the Holder hereby makes the representations and warranties provided in the Subscription Form as of such date, if substantially concurrently with the issuance of Warrant Shares hereunder, the Holder executes and delivers a Joinder; provided, however, that if, at such time the Fair Market Value of one Warrant Share is less than the Exercise Price, then this Warrant shall instead cease to be exercisable and shall terminate in full for no consideration.

ARTICLE 3. ISSUANCE OF WARRANT SHARES. Except as set forth in Section 2.8, this Warrant shall be deemed to have been exercised immediately upon the open of business on the Business Day immediately following the date of its surrender for exercise as provided in Section 2.1, or if this Warrant is surrendered for exercise contingent upon the consummation of a Change of Control Transaction, Repurchase or Tag-Along Sale, as of 12:00 p.m. (New York time) on the Business Day immediately preceding the consummation of such Change of Control Transaction, Repurchase or Tag-Along Sale, as applicable, or if this Warrant is surrendered for exercise contingent upon the consummation of an Initial Public Offering, as of 12:00 p.m. (New York time) on the Business Day immediately preceding the consummation of such Initial Public Offering, or if this Warrant is surrendered for exercise contingent upon the consummation of a Liquidation, as of 12:00 p.m. (New York time) on the Business Day immediately preceding consummation of such Liquidation. On such date, the Company shall procure appropriate entries to be made on its register of members to reflect the issuance of such Warrant Shares, and shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole Warrant Shares issuable upon such exercise (but only if the Ordinary Shares are then certificated), together with payment of any fractional Warrant Shares pursuant to Section 2.4. For purposes of this Article 3, “Business Day” shall not include a day on which banks located in the Cayman Islands are authorized or required by law to close.

ARTICLE 4. ADJUSTMENT PROVISIONS. The number and character of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment, without duplication, upon each event in Sections 4.1, 4.2 and 4.3 occurring between the date this Warrant is issued and the time that this Warrant has terminated in accordance with Section 8.13:

4.1 Changes to Ordinary Shares. If the Company (a) pays a dividend or makes a distribution on its Ordinary Shares, in each case in Ordinary Shares, (b) subdivides its outstanding Ordinary Shares into a larger number of Ordinary Shares, (c) combines its outstanding Ordinary Shares into a smaller number of Ordinary Shares or (d) increases or decreases the number of Ordinary Shares outstanding by reclassification of its Ordinary Shares (in each case, other than a transaction to which Section 4.3 is applicable), then the number of Warrant Shares purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder shall be entitled to receive the number of Warrant Shares upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of such event (or, in the case of a dividend or distribution of Ordinary Shares, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in Ordinary Shares, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

4.2 Cash Distributions and Other Distributions. If the Company distributes to the holders of Ordinary Shares, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution described in Section 4.1), then, in each such case, the Company shall pay to the Holder such amount as such Holder would have been entitled to receive if the Holder had exercised this Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such distribution. For the avoidance of doubt, no repurchase or redemption by the Company or any of its Subsidiaries of any securities of the Company shall be considered a distribution.

4.3 Reorganization Events. In the event (a) of any recapitalization or reorganization of the Company or reclassification of the Ordinary Shares into another class of equity securities whether by capital reorganization, reclassification or otherwise, (b) the Company shall consolidate with or merge into one or more other Persons in a transaction that results in a change of the Ordinary Shares, (c) of any sale of all or substantially all of the Company’s assets to another Person or (d) of any other similar transaction, in each case, pursuant to which the Ordinary Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property other than solely Ordinary Shares (any such event, a “Reorganization Event”), then, and in each such case, the Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the Warrant Shares or other securities or property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the kind, type, proportions and amount of cash, securities and/or other property that Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, the Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms and conditions of this Warrant shall be applicable to the cash, securities and/or other property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event. If this Section 4.3 applies to any event or occurrence, neither Section 4.1 nor Section 4.2 shall apply. The Company shall give advance notice of any Reorganization Event to the extent required by the last sentence of Section 4.4.

4.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number or type of Warrant Shares or cash, property and/or other securities issuable upon the exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall promptly give written notice to the Holder of each adjustment pursuant to this Article 4 to the Exercise Price or the number or type of Warrant Shares or cash, property and/or other securities, as the case may be, that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based. In the event that the Company proposes to (i) repurchase or redeem Ordinary Shares from all holders of Ordinary Shares (a “Repurchase”) or (ii) make any distribution to all holders of Ordinary Shares or take any other action that would give rise to an adjustment of the Exercise Price or the number or type of Warrant Shares or cash, property and/or other securities issuable upon the exercise of this Warrant under Section 4.2 or Section 4.3, respectively, then, in each case, the Company shall, at its expense and ten (10) Business Days prior to the proposed record date of such Repurchase, distribution or Reorganization Event send written notice to the Holder specifying such date and a description of the action to be taken.

4.5 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of Warrant Shares or cash, property and/or other securities issuable upon its exercise.

ARTICLE 5. NO IMPAIRMENT. The Company will not, and will cause its Affiliates not to, by amendment of the Investors Shareholders Agreement, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment.

ARTICLE 6. TRANSFERABILITY OF WARRANT.

6.1 Restrictions on Transfer.

(a) Except as expressly permitted by Section 6.2(c) and Section Article 7, the Holder may not Transfer or assign all or any portion of this Warrant or any right or economic interest pertaining thereto. Any Transfer that is not in compliance with the provisions of this Article 6 shall be deemed a Transfer by such Holder in violation of this Warrant (and a breach of this Warrant by such Holder) and shall be null and void ab initio.

(b) It shall be a condition precedent to any Transfer otherwise permitted pursuant to this Article 6 that the conditions precedent to a Transfer set forth in Sections 3.1(a)(i) and (ii) of the Investors Shareholders Agreement have been satisfied (or waived in writing by the Company) with respect to such Transfer.

6.2 Certain Permitted Transfers.

(a) Notwithstanding anything to the contrary contained in Section 6.1(a), but subject to compliance with Section 6.2(c), the Holder shall be permitted at any time to Transfer all or a portion of this Warrant to a Permitted Warrant Transferee.

(b) If at any time a Permitted Warrant Transferee ceases to qualify as a Permitted Warrant Transferee, then any portion of this Warrant or Warrant Shares issued upon exercise hereof then held by such Permitted Warrant Transferee (and all interest and rights related thereto) will, without any further action required by such Permitted Warrant Transferee, be automatically Transferred back to the original Holder of this Warrant, and such former Permitted Warrant Transferee and the original Holder of this Warrant shall take such action as the Company deems appropriate to document and effect such Transfer.

(c) Upon surrender and delivery of this Warrant by the Holder or a Permitted Warrant Transferee thereof, the Company shall (i) execute and deliver a new Warrant or Warrants in the name of the Permitted Warrant Transferee and in the denominations specified in such instrument of Transfer, (ii) issue to the Transferor a new Warrant evidencing the portion of this Warrant, if any, not so Transferred, (iii) promptly cancel this Warrant and (iv) take such other ministerial actions as reasonably necessary to accomplish and evidence such Transfer.

ARTICLE 7. SHAREHOLDER RIGHTS; CERTAIN TAX MATTERS; RESTRICTIVE LEGENDS.

7.1 No Voting or Other Shareholder Rights. Except as expressly set forth herein or in the Investors Shareholders Agreement, this Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company until the Holder has received Warrant Shares issuable upon exercise of this Warrant pursuant to the terms hereof. In the absence of valid exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder the Company for any purpose.

7.2 Tax Treatment; Withholding. The parties agree that the Warrant shall be treated as equity of the Company for U.S. federal income tax purposes. The Company shall be entitled to deduct and withhold any taxes required to be deducted and withheld under applicable law with respect to payments made pursuant to the Warrant and any such withheld amounts shall be treated as if paid to the holder of the Warrant.

7.3 Tax Covenants.

(a) The Company represents and warrants that as of the date hereof it is treated as a corporation for U.S. federal income tax purposes and that it has not reported (including to its shareholders) that it is a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

(b) Without the prior written consent of the holders of Warrants and, if applicable, Warrant Shares, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall not make an election to be treated as a partnership or other pass-through entity for U.S. federal income tax purposes or take any other action that could result in the Company or any successor to the Company failing to be treated as a corporation for U.S. federal income tax purposes.

(c) For every year in which there are Warrants and/or Warrant Shares outstanding, the Company shall determine whether or not it is treated as a PFIC. If the Company is treated as a PFIC for any year, the Company will use reasonable efforts to provide each U.S. holder of Warrants and/or Warrant Shares with sufficient notice to make a “qualified electing fund election” and with the necessary information relating to the PFIC by way of an annual information statement, or otherwise, so that the each such U.S. holder may file its tax returns in a timely manner.

(d) The Company shall also use reasonable efforts to furnish or cause to be furnished to the holders of Warrants and/or Warrant Shares, at such holders’ cost and expense. upon reasonable request, as promptly as practicable, such information and assistance relating to the Company or any of its Subsidiaries or their respective assets or businesses as is necessary for the filing of tax returns, the making of any election related to taxes, the preparation for any audit by any taxing authority, the prosecution or defense of any claim, suit, or proceeding relating to any taxes or tax return, and such other information as the holders of Warrants and/or Warrant Shares may reasonably request in their capacity as such for tax compliance or planning purposes.

7.4 Restrictive Legend. Certificates and book entries on the Company’s books or other register of equity securities, as the case may be, representing Warrants and Warrant Shares issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant or, in the case of Warrant Shares, as otherwise provided by the Investors Shareholders Agreement, to the extent that and for so long as such legend is required pursuant to the Investors Shareholders Agreement and applicable securities laws.

ARTICLE 8. GENERAL PROVISIONS.

8.1 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount (in each case, only to the extent that this Warrant is then certificated).

8.2 Expenses. All the reasonable fees, charges and disbursements of counsel for the Holder incurred by the Holder in connection with the negotiation, execution and delivery of this Warrant shall be paid by the Company. All other costs and expenses incurred in connection with this Warrant and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except as otherwise provided for by this Warrant.

8.3 Governing Law. This Warrant and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Warrant or the negotiation, execution or performance of this Warrant (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Warrant) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

8.4 Submission to Jurisdiction; Waiver of Jury Trials.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to (i) this Warrant or any of the obligations arising under or relating to this Warrant may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Delaware Courts”), and (ii) any claim of breach by any director of the Company of any fiduciary duty may only be brought in the Grand Court of the Cayman Islands (the “Cayman Court”, and together with the Delaware Courts, as applicable, the “Chosen Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts, as applicable. Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding (i) with respect to this Warrant or the transactions contemplated hereby brought in the Delaware Courts or (ii) with respect to any claim of breach by any director of the Company of any fiduciary duty brought in the Cayman Court, that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Warrant or any of the obligations arising under or relating to this Warrant by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.6 of this Warrant, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 8.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware or the Cayman Islands for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Warrant.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to (i) this Warrant or any of the obligations under or relating to this Warrant or (ii) any claim of breach by any director of the Company of any fiduciary duty. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to (i) this Warrant or any of the obligations arising under or relating to this Warrant in any of the Delaware Courts and (ii) arising under or relating to any claim of breach by any director of the Company of any fiduciary duty in the Cayman Court, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding, as applicable.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO (I) ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR (II) WITH RESPECT TO ANY CLAIM OF BREACH BY ANY DIRECTOR OF THE COMPANY OF ANY FIDUCIARY DUTY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(e).

8.5 Attorneys’ Fees. In the event that any Dispute between the Company, on the one hand, and the Disputing Holders, on the other hand, should result in litigation or arbitration, the prevailing party in such Dispute shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and other expenses incurred by the prevailing party in connection with such Dispute. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees, costs and other expenses incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section 8.5, attorneys’ fees shall include, fees incurred in the following: (a) post judgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third-party examinations; (d) discovery; and (e) bankruptcy litigation; and the prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

8.6 Notices. Except as otherwise expressly provided in this Warrant, all notices, requests and other communications to any party hereunder shall be in writing (including a facsimile, e-mail or similar writing) and shall be given to such party at the following addresses or facsimile numbers or e-mail addresses:

(a) if to the Holder, at the address indicated for such party on the signature page(s) hereto; and

(b) if to the Company, to:

c/o Silver Lake Partners

c/o Silver Lake Sumeru

2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

Attention: Karen King

Fax: (650) 233-8125

Email: karen.king@silverlake.com

and

c/o Silver Lake Partners

c/o Silver Lake Sumeru

9 West 57th Street, 32nd Floor

New York, New York 10019

Attention: Andrew Schader

Fax: (212) 981-3535

Email: andy.schader@silverlake.com

and

SMART Global Holdings, Inc.

39870 Eureka Drive

Newark, California 94560-4809

Attention: Bruce Goldberg

Fax: (510) 624-8231

Email: bruce.goldberg@smartm.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention: Chad Skinner

Fax: (650) 251-5002

Email: cskinner@stblaw.com

Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, at the time such facsimile or e-mail is transmitted and the appropriate non-automated written confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day) or (ii) if given by any other means, when delivered at the address specified pursuant to this Section 8.6.

8.7 Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived, only with the written consent of the Company and the Requisite Warrant Holders; provided, that any amendment or waiver that is materially adverse to the Holder or Other Holders in a manner disproportionate to the Other Holders shall require the consent of such Holder or Other Holders. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon each of the Holder and the Company and their respective successors and permitted assigns. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Warrant or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Warrant. No waiver shall affect or alter the remainder of this Warrant but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Warrant are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

8.8 Certain Interpretive Principles. All references to Articles and Sections in this Warrant mean the Articles and Sections of this Warrant, except where otherwise stated. The titles of Articles and Sections of this Warrant are for convenience only and shall not be interpreted to limit or amplify the provisions of this Warrant. All references in this Warrant to Exhibits shall, unless otherwise provided, refer to Exhibits attached hereto, all of which Exhibits are incorporated herein by this reference. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Warrant as a whole. For purposes of this Warrant, the words, “include,” “includes” and “including,” shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Warrant.

8.9 Severability. Each provision of this Warrant shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Warrant which are valid.

8.10 Counterparts. This Warrant may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Warrant shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

8.11 No Third Party Beneficiaries. This Warrant is not intended to confer any rights, benefits or remedies, obligations or liabilities upon, and shall not be enforceable by any Person other than the parties hereto and their respective successors and permitted assigns; provided, that the Requisite Warrant Holders shall be third party beneficiaries with respect to Section 8.7 solely to the extent necessary to enforce any amendment to this Warrant entered into by the Company and the Requisite Warrant Holders in accordance with Section 8.7.

8.12 Successors and Assigns. The provisions of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.13 Termination. This Warrant shall terminate upon the Termination Date with respect to all Warrant Shares.

8.14 Amendment and Restatement. This Warrant amends and restates in its entirety that certain SMART Global Holdings, Inc. Warrant to Purchase Ordinary Shares, No. B-14, issued on November 5, 2016 (the “Existing Warrant”). Upon the execution and delivery of this Warrant, this Warrant shall replace the Existing Warrant in its entirety. This Warrant sets forth all the terms and conditions with respect to the warrant to purchase the Second Tranche Warrant Shares, notwithstanding anything set forth in any of the Other Warrants or in any other agreement, instrument or document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Warrant]

HOLDER:

[•]

By: [•]

Its: [•]

By: [•]

Its: [•]

By: [•]

Its: [•]

By:
Name:
Title:

By:
Name:
Title:

Address of Holder:

[•]

[Signature Page to Warrant]

Exhibit A

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of the Warrant)

To: SMART Global Holdings, Inc. (the “Company”)

We refer to that certain Amended and Restated Warrant to Purchase Ordinary Shares of the Company, Warrant No. B-[•], issued on November 5, 2016 and amended and restated April 27, 2017 (the “Warrant”).

Select one of the following two alternatives:

☐ Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase                  Ordinary Shares of the Company (the “Warrant Shares”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such Warrant Shares in full. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Change of Control Transaction, the Initial Public Offering, the Liquidation, a Tag-Along Sale or a purchase of Transferable Shares that has been described in that certain Transaction Notice, dated                     , delivered by the Company to the Holder pursuant to Section 2.6 of the Warrant.

☐ Net Exercise Election. On the terms and conditions set forth in the Warrant, the undersigned Holder elects to convert the Warrant into Ordinary Shares by net exercise election pursuant to Section 2.5 of the Warrant. This conversion is exercised with respect to                      (before giving effect to the net exercise) Ordinary Shares of the Company (the “Warrant Shares”) covered by the Warrant. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Change of Control Transaction, the Initial Public Offering, the Liquidation, a Tag-Along Sale or a purchase of Transferable Shares that has been described in that certain Transaction Notice, dated                     , delivered by the Company to the Holder pursuant to Section 2.6 of the Warrant.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 2.2 of the Investors Shareholders Agreement as applied to the undersigned Holder continue to be true and complete as of this date. Capitalized terms used in this Subscription Form and not otherwise defined herein shall have their respective meanings set forth in attached Warrant of which this Subscription Form forms a part.

WHEREFORE, the undersigned Holder has executed and delivered the attached Warrant, a Joinder and this Subscription Form as of the date set forth below.

Date:	[Holder]
By:
Name: Title:

[Exhibit A to Warrant]

Exhibit B

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Investors Shareholders Agreement of SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (the “Company”), dated as of November 5, 2016 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Investors Shareholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Investors Shareholders Agreement.

By executing and delivering this Joinder Agreement to the Investors Shareholders Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investors Shareholders Agreement as a Warrant Investor. In connection therewith, effective as of the date hereof, the undersigned hereby makes the applicable representations and warranties contained in Section 2.2 of the Investors Shareholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the        day of                    , 20        .

Signature of Warrant Investor

Print Name Warrant Investor

Address of Warrant Investor:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the         day of                    ,             .

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

[Exhibit B to Warrant]

Exhibit C

WARRANT TRANSFER AGREEMENT

Dated: [•]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of its rights and interest in the portion of the Warrant (as amended, restated or otherwise modified from time to time, the “Warrant”) representing the number of Warrant Shares set forth below, standing in its name on the books of Smart Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company, (the “Company”) and represented by the Warrant, to:

Name of Permitted Warrant Transferee	Address	Warrant No. and No. of Warrant Shares

[•]	[•]	[•]

Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Warrant. The undersigned hereby irrevocably instructs and appoints the Company or any successor of the Company as its agent and attorney-in-fact (the “Agent”) to Transfer all of such Warrant Shares on the books of the Company, to register each such Permitted Warrant Transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Warrants. The Agent may substitute and appoint one or more Persons to act on its behalf. The foregoing power of attorney is coupled with an interest and is irrevocable.

[Holder]

By:
Name:
Title:

[Permitted Warrant Transferee]

By:
Name:
Title:

[Exhibit C to Warrant]